Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Scott Frommer (investors) - +1 336-436-5076
Investor@labcorp.com

Pattie Kushner (media) - +1 336-436-8263
Media@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

LABCORP IS SCHEDULED TO PRESENT AT THE
2018 BARCLAYS GLOBAL HEALTHCARE CONFERENCE

Burlington, NC, March 7, 2018 - LabCorp® (NYSE: LH) today announced it will participate at the 2018 Barclays Global Healthcare Conference. LabCorp’s presentation is planned for Wednesday, March 14, 2018 at 9:30 am (ET).

A live audio webcast of the presentation will be available via the Company website at www.labcorp.com and archived for replay.

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of over $10 billion in 2017. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

Forward-Looking Statements
This press release contains forward-looking statements about the Company’s future operations. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors that could affect operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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